EXHIBIT 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT (this “Amendment No. 1”) is made and entered into as of July 20, 2008 by and between eBaum’s World, Inc. (formerly EBW Acquisition, Inc.), a Delaware corporation (the “Company”), and Eric Bauman (“Employee”).

RECITALS:

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of October 31, 2007 (the “Employment Agreement”); and

WHEREAS, the Company and Employee have agreed, upon the following terms and conditions, to amend the Employment Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows, intending to be legally bound:

1. Duties and Responsibilities. The first sentence of Section 5 is hereby amended by deleting it in its entirety and replacing it with the following:

“Subject to the direction and control of the Chief Executive Officer of the Company, Employee shall manage, control, administer and operate day to day business affairs of the Company and the Managed Website Businesses (as such term is defined in that certain Asset Purchase Agreement by and among ZVUE Corporation, the Company, and Eric’s Universe, Inc. dated August 1, 2007, as amended on July 20, 2008 and thereafter).”

2. Base Salary. Section 6 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“6. Base Salary. The Company shall pay the Employee a base salary of not less than $180,000 per annum, payable in pro rata installments not less frequently than monthly, which base salary may be increased, but not decreased, from time to time as determined by the Board. Notwithstanding the foregoing, for each of the months of August, 2008, and September, 2008, the Company shall pay Employee $1,666.67, provided that an additional amount of $13,333.33 shall accrue for each of such months but shall not be payable until January 1, 2009.”

3. Bonus Program. Section 9 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“9. Bonus Program. Employee shall participate in a bonus program established by the Board and tied to performance of Employee, the criteria of which will be communicated in writing to Employee (a) for calendar year 2008, within thirty (30) days following the execution of this Amendment No. 1 and (b) for all subsequent years, prior to January 31 of the applicable year. The maximum potential bonus available for Employee for calendar year 2008 is $70,000 per annum (pro-rated for that portion of the year after the date of this Amendment No. 1), which maximum annual potential bonus may be increased, but not decreased, for subsequent calendar years as determined by the Board.”

4. No Other Amendments; Ratification. Except as expressly amended herein, the terms of the Employment Agreement shall remain in full force and effect; and each of the parties hereby ratifies, confirms and agrees that the Employment Agreement shall remain in full force and effect, as amended hereby.

5. Limitation on Agreements. The amendments set forth herein are limited precisely as written and shall not be deemed: (a) to be a consent under or waiver of any other terms or condition in the Employment Agreement, or (b) to prejudice any right or rights which the Company or Employee now has or may have in the future under, or in connection with the Employment Agreement, as amended hereby, or any of the other documents referred to herein or therein. From and after the date of this Amendment No. 1, all references to the Employment Agreement shall be deemed to be references to the Employment Agreement, after giving effect to this Amendment No. 1, and each reference to “hereof”, “hereunder”, or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference in the Employment Agreement shall from and after the date hereof refer to the Employment Agreement as amended hereby.

6. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to all of the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7. Governing Law. This Amendment No. 1 shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to any provision thereof that would allow or require the application of the law of any other jurisdiction. The parties hereby agree that any dispute between or among them arising out of or in connection with this Amendment No. 1 shall be adjudicated before the courts of the State of New York, New York County, or, if any party has or can acquire jurisdiction, before the United States District Court for the Southern District of New York, and they hereby submit to the jurisdiction of such courts (and the appropriate appellate courts), with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such courts or respecting the fact that such courts are an inconvenient forum, relating to or arising out of this Amendment No. 1, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above or such other address as the undersigned shall furnish in writing to the other.

(Remainder of this page left blank intentionally. Next page is signature page.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers effective as of the day and year first above written but executed on the dates set forth below.

COMPANY:

EBAUM’S WORLD, INC.

By: /s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & CEO

EMPLOYEE:

/s/ Eric Bauman
Eric Bauman, individually